Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

ARI Network Services, Inc.
Milwaukee, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-110104, 333-52176 and 333-156380) of ARI Network Services, Inc. of our report dated July 13, 2009, relating to the financial statements of Channel Blade Technologies Corporation (“Channel Blade”), which appear in this Form 8K/A.  Our report contains an explanatory paragraph regarding Channel Blade’s ability to continue as a going concern.

Milwaukee, Wisconsin
October 15, 2009